Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2005 RESULTS

RUTLAND, VERMONT (December 8, 2004)—Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the second quarter of its 2005 fiscal year.

Second Quarter Results

For the quarter ended October 31, 2004, the company reported revenues of $126.4 million. The company’s net income per common share after discontinued operations was $0.10. Operating income for the quarter was $12.8 million. Cash provided by operating activities in the quarter was $16.1 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) was $30.6 million*. As of October 31, 2004, the company had cash on hand of $4.8 million, and had an outstanding total debt level of $379.0 million.

For the six months ended October 31, 2004, the company reported revenues of $250.1 million. The company’s net income per common share was $0.18. Operating income for the period was $25.4 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA), was $60.5 million*, and cash provided by operating activities was $35.8 million.

“Throughout the first half of this fiscal year, all of the components of our strategic focus have worked extremely well and in concert with one another,” John W. Casella, chairman and chief executive officer, said. “Our performance this quarter is a reflection of the sustained benefits of our increased disposal capacity and the continuous improvement of all of our assets and operations.

“Our EBITDA margin on a quarter-over-quarter basis rose to 24.2 percent from 22.5 percent in the second quarter of fiscal 2004,” Casella said. “And, due to our landfill activity, our internalization rate improved to 55.0 percent from 52.9 percent a year ago.

“In fact, most facets of our business continue to deliver improved performance,” Casella said.

“Volumes continue to improve in our core markets,” Casella said, “giving us growing confidence in the overall health of our economy.”

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

The company said that its financial results for the quarter ended October 31, 2004 include both income from a discontinued document destruction operation and a loss on the sale of that discontinued operation. Results also include the write-off of deferred costs of about $295,000, resulting from the company’s expectation that its effort to lease the McKean County, Penn. landfill will not be successful, as the county has entered negotiation with another bidder.

The company also announced that it filed a shelf registration statement with the Securities and Exchange Commission on December 8, 2004. The company has no current plans to issue securities under that registration statement.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, December 9, 2004 at 10:00 a.m. EST. Individuals interested in participating in the call should dial (719) 457-2653 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code #305666) before 11:59 p.m. ET, Thursday, December 16, 2004, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2004.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2003	2004	2003	2004
Revenues	$111,548	$126,381	$224,996	$250,053

Operating expenses:
Cost of operations	71,641	79,385	145,647	157,663
General and administration	14,786	16,370	29,157	31,885
Depreciation and amortization	14,952	17,575	29,704	34,798
Deferred costs	—	295	—	295
	101,379	113,625	204,508	224,641

Operating income	10,169	12,756	20,488	25,412

Other expense/(income), net:
Interest expense, net	5,933	7,240	12,119	14,327
Income from equity method investments	(863)	(994)	(898)	(927)
Other expense/(income)	(221)	220	(380)	751

	4,849	6,466	10,841	14,151
Income from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	5,320	6,290	9,647	11,261
Provision (benefit) for income taxes	(384)	2,805	478	5,014

Income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	5,704	3,485	9,169	6,247

Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes (1)	(10)	59	(4)	140
Loss on disposal of discontinued operations, net of income taxes (1)	—	(150)	—	(150)
Cumulative effect of change in accounting principle, net of income taxes	—	—	2,723	—

Net income	5,694	3,394	11,888	6,237

Preferred stock dividend	808	832	1,606	1,670

Net income available to common stockholders	$4,886	$2,562	$10,282	$4,567

Common stock and common stock equivalent shares outstanding, assuming full dilution	29,159	25,003	24,252	25,040

Net income per common share before discontinued operations and cumulative effect of change in accounting principle	$0.20	$0.11	$0.31	$0.18

Net income per common share	$0.20	$0.10	$0.42	$0.18

EBITDA (2)	$25,121	$30,626	$50,192	$60,505

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited
(In thousands)

	Six Months Ended
	October 31,	October 31,
	2003	2004
Cash Flows from Operating Activities:
Net income	$11,888	$6,237
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation and amortization	29,704	34,798
Depletion of landfill operating lease obligations	—	2,588
Loss on disposal of discontinued operations, net	—	150
Cumulative effect of change in accounting principle, net	(2,723)	—
Income from equity method investments	(898)	(927)
Deferred costs	—	295
Loss (gain) on sale of equipment	(189)	113
Deferred income taxes	296	3,701
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(15,058)	(11,109)
	11,132	29,609
Net Cash Provided by Operating Activities	23,020	35,846
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(6,098)	(5,040)
Additions to property, plant and equipment	(28,683)	(42,433)
Payments on landfill operating lease contracts	—	(17,326)
Proceeds from divestitures	—	3,050
Advances to unconsolidated entities	(1,348)	—
Other	633	1,546
Net Cash Used In Investing Activities	(35,496)	(60,203)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	60,950	83,950
Principal payments on long-term debt	(62,569)	(63,052)
Proceeds from exercise of stock options	2,037	224
Net Cash Provided by Financing Activities	418	21,122
Net decrease in cash and cash equivalents	(12,058)	(3,235)
Cash and cash equivalents, beginning of period	15,652	8,007
Cash and cash equivalents, end of period	$3,594	$4,772

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

(In thousands)

Note 1:   The company divested the assets of Data Destruction Services, Inc. (Data Destruction) during the quarter ended October 31, 2004.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of Data Destruction have been reclassified from continuing to discontinued operations for the three and six months ended October 31, 2003 and 2004.

Note 2:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA) and before deferred costs and free cash flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2003	2004	2003	2004
Cash Provided by Operating Activities	$8,032	$16,133	$23,020	$35,846

Changes in assets and liabilities, net of effects of acquisitions and divestitures	10,561	7,310	15,058	11,109
Deferred income taxes	1,055	(1,946)	(296)	(3,701)
(Income) loss from discontinued operations	10	(59)	4	(140)
Provision (benefit) for income taxes	(384)	2,805	478	5,014
Interest expense, net	5,933	7,240	12,119	14,327
Depletion of landfill operating lease obligations	-	(1,241)	-	(2,588)
Other expense/(income), net	(86)	384	(191)	638
EBITDA	$25,121	$30,626	$50,192	$60,505

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

	Three Months Ended October 31, 2004	Six Months Ended October 31, 2004
FREE CASH FLOW:
EBITDA	$30,626	$60,505
Add (deduct):	(11,405)	(13,940)
Cash interest
Net closure / post-closure	(3,661)	(5,117)
Capital expenditures	(19,525)	(42,433)
Cash taxes	(592)	(709)
Depletion of landfill operating lease obligations	1,242	2,588
Change in working capital, adjusted for non-cash items	1,132	(6,237)

FREE CASH FLOW	$(2,183)	$(5,343)

Add (deduct):
Capital expenditures	19,525	42,433
Other	(1,209)	(1,244)
Cash Provided by Operating Activities	$16,133	$35,846